Exhibit 99.1

MeetMe Reports Preliminary Fourth Quarter Revenue Results Above its Previously Released Guidance

NEW HOPE, Pa., January 5, 2017 – MeetMe, Inc. (NASDAQ: MEET), a public market leader for social discovery, today reported preliminary revenue results for its fourth quarter ended December 31, 2016. MeetMe is releasing these results in anticipation of meetings with institutional investors in Los Angeles, San Diego, San Francisco, Portland and Denver between January 5 and January 13, 2017.

Preliminary Fourth Quarter 2016 Revenue Results

Total revenue for the quarter is expected to be approximately $29.1 million, representing growth of 46% year over year. Previously MeetMe had provided revenue guidance in the range of $27.5 million to $29 million for the quarter.

David Clark, Chief Financial Officer of MeetMe, commented:

“Mobile advertising rates in the United States increased to record levels in the fourth quarter, resulting in better than expected revenue performance from both our MeetMe and Skout brands. Each brand achieved its highest recorded revenue days ever in late December, and the two brands combined generated more than $400,000 in revenue in a single day for the first time in December, which they then repeated six more times before the year ended. Additionally, we started 2017 with a record 33 million chats sent on a single day on our MeetMe property.”

Earnings Call and Webcast

MeetMe expects to report full fourth quarter and 2016 year-end results in early March. Details on the earnings conference call and webcast will be provided in a separate press release.

About MeetMe, Inc.

Through its MeetMe® and Skout® mobile apps and websites, MeetMe is a leading social network for meeting new people in the US and a public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately two million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, user credits, and subscriptions. MeetMe’s apps are available on iPhone, iPad, and Android in multiple languages worldwide. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue for the fourth quarter will be approximately $29.1 million, whether we will hold investor meetings as anticipated, whether mobile CPMs in the United States will increase in the future, whether our brands will generate record revenue in the future, whether we set records for the number of chats sent on a single day in the future, and whether we will report results for the fourth quarter and the full year 2016 in early March. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2015, the Form 10-Q for the quarter ended June 30, 2016 and the Form 8-K filed on October 4, 2016. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

MKR Group, Inc.

Todd Kehrli or Jim Byers

(323) 468-2300

meet@mkr-group.com

Source: MeetMe, Inc.